UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 7, 2015

IMMUNE DESIGN CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36561	26-2007174
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1616 Eastlake Ave. E., Suite 310 Seattle, Washington		98102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (206) 682-0645

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2015, the Compensation Committee (the “Committee”) of the Board of Directors of Immune Design Corp. (the “Company”) approved the 2014 cash bonuses, 2014 equity incentive option grants and 2015 base salaries for the Company’s named executive officers and principal financial officer (each, an “Executive”), each of which are set forth in the following table:

Name and Title	2014 Cash Bonus	2014 Option Grant (shares)	2015 Base Salary
Carlos Paya, M.D., Ph.D. President and Chief Executive Officer	$283,250	100,000	$530,450
Stephen R. Brady, LL.M., J.D. Chief Business Officer	$130,725	50,000	$331,000
Richard T. Kenney, M.D., FACP Chief Medical Officer	$101,468	30,000	$336,000
Paul Rickey Vice President, Finance and Administration	$71,090	25,000	$240,000

The stock option granted to each Executive has a vesting commencement date of January 1, 2015 and an exercise price of $31.00 per share, the closing price of the Company’s common stock on January 7, 2015. Twenty-five percent of the shares subject to the option granted to each Executive will vest on the one-year anniversary of the vesting commencement date, and the remainder will vest in equal monthly installments over the subsequent three-year period, subject to the Executive’s continued service with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNE DESIGN CORP.

By:	/s/ Carlos Paya, M.D., Ph.D.
Carlos Paya, M.D., Ph.D.
President and Chief Executive Officer

Dated: January 9, 2015